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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1997 on our audits of the consolidated financial statements of ARCO Chemical Company as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, which is included in the Annual Report on Form 10-K of ARCO Chemical Company for the year ended December 31, 1996.

Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, PA

June 4, 1997


                                 EXHIBIT 23.2